                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT
                              --------------------


     This employment agreement (the "Agreement") is made and entered into effective as of (the "Effective Date"), by and between Gaylan Larson (the "Employee") and Notify Corporation (the "Company").

                                    RECITALS
                                    --------

     A. It is expected that the Company from time to time will consider the possibility of an acquisition by another company or other change of control.
The Board of Directors of the Company (the "Board") recognizes that such consideration can be a distraction to the Employee and can cause the Employee to consider alternative employment opportunities. The Board has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued dedication and objectivity of the Employee, notwithstanding the possibility, threat or occurrence of a Change of Control (as defined below) of the Company.

     B. The Board believes that it is in the best interest of the Company and its shareholders to provide the Employee with an incentive to continue his employment and to motivate the Employee to maximize the value of the Company upon Change of Control for the benefit of its shareholders.

     C. The Board believes that it is imperative to provide the Employee with certain severance benefits upon the Employee's termination of employment following a Change of Control or otherwise which provides the Employee with enhanced financial security and provides efficient incentive and encouragement to the Employee to remain with the Company notwithstanding the possibility of Change of Control.

     D. Certain capitalized terms used in the Agreement are defined in Section 6 below.

     In Consideration of the mutual covenants herein contained, and in consideration of the continuing employment of Employee by the Company, the parties agree as follows:

     1.  Duties and Scope of Employment.
         ------------------------------

         (a)  Position.  The Company shall employ the Employee in the position
              --------
of Vice President of Operations, with such duties, responsibilities and compensation as in effect as of the Effective Date (as defined below); provided, however, that the Board shall have the right, prior to the occurrence of a Change of Control, to revise such responsibilities and compensation from time to time as the Board may deem necessary or appropriate.

         (b)  Obligations.  The Employee shall devote his full business efforts
              -----------
and time to the Company and its subsidiaries. The foregoing, however, shall not preclude the Employee from
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engaging in such activities and services as do not interfere or conflict with his responsibilities to the Company.

     2.  At-Will Employment.  The Company and the Employee acknowledge the
         ------------------
Employee's employment is and shall continue to be at-will, as defined under applicable law. If the Employee's employment terminates for any reason, the Employee shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this agreement, or as may otherwise be available in accordance with the Company's established employee plans and practices or other agreements with the Company at the time of termination. The terms of this Agreement shall be extended so as to terminate two (2) years from the Effective Date (unless extended for an additional period or periods by the Company and the Employee by mutual written agreement), provided that in the event of a Change of Control of the Company prior to such termination, the terms of this Agreement shall be extended so as to terminate twenty-four (24) months after such Change of Control, subject in either case to earlier termination as of the date that all obligations of the parties hereunder have been satisfied.
A termination of the terms of this Agreement pursuant to the preceding sentence shall be effective for all purposes, except that such termination shall not affect the payment or provision of compensation or benefits on account of a termination of employment occurring prior to the termination of the terms of this Agreement.

     3.  Compensation and Benefits.
         -------------------------

         (a)  Base Compensation.  The Company shall pay the Employee as
              -----------------
compensation for services a base salary at an annualized rate of $115,000. Such salary shall be reviewed at least annually and shall be increased from time to time subject to accomplishment of such performance and contribution goals and objectives as may be established from time to time by the Board. Such salary shall be paid periodically in accordance with normal Company payroll. The annual compensation specified in this Section 3(a), together with any increases in such compensation that the Board may grant from time to time, is referred to in this Agreement as "Base Compensation".

         (b)  Bonus.  Beginning with the Company's current fiscal year and for
              -----
each fiscal year thereafter during the term of this Agreement, the Employee shall be eligible to receive an annual bonus (the "Bonus") based upon an earnings target approved by the Board (the "Target Bonus"). The Bonus payable hereunder shall be payable in accordance with the Company's normal practices and policies.

         (c)  Employee Benefits.  The Employee shall be eligible to participate
              -----------------
in the employee benefit plans and executive compensation programs maintained by the Company applicable to other key executives of the Company, including (without limitation) retirement plans, savings or profit-sharing plans, deferred compensation plans, supplemental retirement or excess-benefit plans, stock option, incentive or other bonus plans, life, disability, health, accident and other insurance programs, paid vacations, and similar plans or programs, subject in each case to the generally applicable terms and conditions of the plan or program in question and to the determination of any committee administering such plan or program.

     4.  Severance Benefits.
         ------------------

         (a)  Termination Following A Change of Control.  If the Employee's
              -----------------------------------------
employment with the Company terminates at any time within twenty-four (24) months after a Change of Control, then, subject to Section 5, the Employee shall be entitled to receive severance benefits as follows:

              (i)    Involuntary Termination.  If the Employee's employment
                     -----------------------
terminates as a result of Involuntary Termination (as defined below) other than for Cause (as defined below), then the Employee shall be entitled to receive a continuation of the Employee's Base Compensation for a period equal to twelve
(12) months. In addition, the Employee shall be entitled to a payment of a pro-rata portion of the Target Bonus as shall be determined by multiplying the
--------
Target Bonus by a fraction, the numerator of which shall be the number of days in which the Employee was employed by the Company in the fiscal year in which such termination occurs, and the denominator of which shall be the number of days in such fiscal year, such payment to be made in a lump sum within ten (10) business days after the Termination Date.

             (ii)    Voluntary Resignation; Termination for Cause.  If the
                     --------------------------------------------
Employee's termination by reason of the Employee's voluntary resignation (and in not an Involuntary Termination), or if the Employee is terminated for Cause, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such termination.

            (iii)    Disability: Death.  If the Company terminates the
                     -----------------
Employee's employment as a result of the Employee's Disability, or such Employee's employment is terminated due to the death of the Employee, then the Employee shall not be entitled to receive severance or other benefits except those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such Disability or Death.

         (b)  Termination Apart from Change of Control.  If, during the term of
              ----------------------------------------
this Agreement, the Employee's employment with the Company terminates, either prior to the occurrence of a Change of Control or after the twenty-four (24) month period following a Change of Control, then, subject to Section 5, the Employee shall be entitled to receive severance benefits as follows:

              (i)    Involuntary Termination.  If the Employee's employment
                     -----------------------
terminates as a result of Involuntary Termination other than for Cause, then the Employee shall be entitled to receive continuation of the Employee's Base Compensation for the period of six (6) months. In addition, the Employee shall be entitled to a payment of a pro-rata portion of the Target Bonus as shall be
                              --------
determined by multiplying the Target Bonus by a fraction, the numerator of which shall be the number of days in which the Employee was employed by the Company in the fiscal year in which such termination occurs, and the denominator of which shall be the number of days in such fiscal year, such payment to be made in a lump sum within ten (10) business days after the Termination Date.

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             (ii)    Voluntary Resignation; Termination for Cause.  If the
                     --------------------------------------------
Employee's termination by reason of the Employee's voluntary resignation (and in not an Involuntary Termination), or if the Employee is terminated for Cause, then the Employee shall not be entitled to receive severance or other benefits except for those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such termination.

            (iii)    Disability; Death.  If the Company terminates the
                     -----------------
Employee's employment as a result of the Employee's Disability, or such Employee's employment is terminated due to the death of the Employee, then the Employee shall not be entitled to receive severance or other benefits except those (if any) as may then be established under the Company's then existing severance and benefits plans and policies at the time of such Disability or Death.

         (c)  Benefits.  In the event the Employee is entitled to severance
              --------
benefits pursuant to subsection 4(a)(i) or subsection 4(b)(i), then in addition to such severance benefits, the Employee shall receive 100% Company-paid health, dental and life insurance coverage as provided to such employee immediately prior to the Employee's termination ( the "Company-Paid Coverage"). If such coverage included the Employee's dependents immediately prior to the Employee's's termination, such dependents shall also be covered at Company expense. Company-Paid Coverage shall continue for (i) twelve (12) months following termination in the case of a termination described in 4(a)(i), or (ii) six (6) months following termination in the case of a termination described in subsection 4(b)(i) , in either case until (and to the extent) the Employee becomes covered under another employer's group health, dental or life insurance plan. In addition, without regard to the reason for termination of the Employee's employment: (i) the Company shall pay the Employee any unpaid salary due for periods prior to the Termination Date; (ii) the Company shall pay the Employee all of the Employee's accrued and unused PTO ("Personal Time Off") through the Termination Date; and (iii) following submission of proper expense reports by the Employee, the Company shall reimburse the Employee for all expenses reasonably and necessarily incurred by the Employee in connection with the business of the Company prior to termination. These payments shall be made promptly upon termination and within the period of time mandated by law.

         (d)  Options.  In the event the Employee is entitled to severance
              -------
benefits pursuant to subsection 4(a)(i), upon such termination, in addition to any portion of the Employee's stock options that were exercisable immediately prior to such termination, such options shall become exercisable as to an additional amount as though the Employee had remained continuously employed for a period of thirty-six (36) months following such termination, for the period prescribed in such option plans. In the event the Employee is entitled to severance benefits pursuant to subsection 4(b)(i), upon such termination, in addition to any portion of the Employee's stock options that were exercisable immediately prior to such termination, such options shall become exercisable as to an additional amount as though the Employee had remained continuously employed for a period of twelve (12) months following such termination, for the period prescribed in such option plans

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     5.  Limitations on Payments.  In the event that the severance and other
         -----------------------
benefits provided for in this Agreement or otherwise payable to the Employee (i) constitute "parachute payments" with in the meaning of Section 280G of the Internal Revenue Code of 1986, as amended (the"Code") and (ii) but for this Section, would be subject to the excise tax imposed by Section 4999 of the Code, then the Employee's severance benefits under Section 4(a)(i), as applicable, shall be payable either

         (a)  in full, or

         (b) as to such lessor amount which would result in no portion of such severance benefits being subject to excise tax under Section 4999 of the Code, whichever of the following amounts, taking into account the applicable federal, state and local income taxes and the excise tax imposed by Section 4999, results in the receipt by the Employee on an after-tax basis, of the greatest amount of severance benefits under subsection 4(a)(i), notwithstanding that all or some portion of such severance benefits may be taxable under Section 4999 of the Code. Unless the Company and the Employee otherwise agree in writing, any determination required under this Section 5 shall be made in writing by the Company's independent public accountants (the "Accountant"), whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For the purposes of making calculation required by this Section 5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may relay on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountant may reasonable incur in connection with any calculations contemplated by this Section 5.

     6.  Definition of Terms.  The following terms referred to in this Agreement
         -------------------
shall have the following meanings:

         (a)  Change of Control.  "Change of Control" shall mean the occurrence
              -----------------
of any of the following events:

              (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the total voting power represented by the Company's then outstanding voting securities; or

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             (ii)   A change in the composition of the Board of Directors of
the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual threatened proxy contest relating to the election of directors to the Company); or

            (iii) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such a merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company's assets.

         (b)  Involuntary Termination.  "Involuntary Termination" shall mean
              -----------------------
(i) without the Employee's express written consent, a significant reduction of the Employee's duties, position or responsibilities, or the removal of the Employee from such position and responsibilities, unless the Employee is provided with a comparable position (i.e., a position of equal or greater organizational level, duties, authority, compensation and status); (ii) without the Employee's express written consent, a substantial reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a reduction by the Company in the Base Compensation of the Employee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits to which the Employee is entitled immediately prior to such reduction with the result that the Employee's overall benefits package is significantly reduced; (v) the relocation of the Employee to a facility or a location more than 25 miles from the Employee's then present location, without the Employee's express written consent; (vi) any purported termination of the Employee by the Company which is not affected for Disability or for Cause, or any purported termination for which the grounds relied upon are not valid; or (vii) the failure of the Company to obtain the assumption of this agreement by any successors contemplated in Section 7 below.

         (c)  Cause.  "Cause" shall mean (i) any act of personal dishonesty
              -----
taken by the Employee in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of the Employee, (ii) the conviction of a felony which the Board reasonably believes had or will have a material detrimental effect on the Company's reputation or business, (iii) a willful act by the Employee which constitutes gross misconduct and which is injurious to the Company, and (iv) continued violations by the Employee of the Employee's obligations which are demonstrably willful and deliberate on the Employee's part after there has been delivered to the

Employee a written demand for performance from the Company which describes the basis for the Company's belief that the Employee has not substantially performed his duties.

         (d)  Disability.  "Disability" shall mean that the Employee has been
              ----------
unable to perform his duties under this Agreement as the result of his incapacity due to physical or mental illness, and such inability, at least 26 weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Employee or the Employee's legal representative (such Agreement as to acceptability not to be unreasonably withheld). Termination resulting from Disability may only be effected after at least 30 days' written by the Company of its intention to terminate the Employee's employment. In the event that the Employee resumes the performance of substantially all of his duties hereunder before the termination of his employment becomes effective, the notice of intent to terminate shall automatically be deemed to have been revoked.

         (e)  Termination Date.  "Termination Date" shall mean (i) if this
              ----------------
Agreement is terminated by the Company for Disability, thirty (30) days after notice of termination is given to the Employee (provided that the Employee shall not have returned to the performance of the Employee's duties on a full-time basis during such thirty (30) day period), (ii) if the Employee's employment is terminated by the Company for any other reason, the date on which a notice of termination is given, provided that if within (30) days after the Company gives the Employee notice of termination, the Employee notifies the Company that a dispute exists concerning the termination, the Termination Date shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected), or (iii) if the Agreement is terminated by the Employee, the date on which the Employee delivers the notice of termination to the Company.

     7.  Successors.
         ----------

         (a)  Company's Successors.  Any successor to the Company (whether
              --------------------
direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligation under this Agreement and agree expressly to perform the obligations under this Agreement in the same manner and to the same extent as the Company would be required to perform such obligations in the absence of a succession. For all purposes under this Agreement, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection (a) or which becomes bound by the terms of this Agreement by operation of law.

         (b)  Employee's Successors.  The terms of this Agreement and all
              ---------------------
rights of the Employee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     8.  Notice.
         ------

         (a)  General.  Notices and all other communications contemplated by
              -------
this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Employee, mailed notices shall be addressed to him at the home address which he most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be delivered to the attention of its Secretary.

         (b)  Notice of Termination.  Any termination by the Company for Cause
              ---------------------
or by the Employee as a result of a voluntary resignation or an Involuntary Termination shall be communicated by a notice of termination to the other party hereto given in accordance with this Section 8 of this Agreement. Such notice shall indicate, the specific termination provision in this Agreement relied upon, shall be set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision so indicated, and shall specify the termination date (which shall be not more than 30 days after the giving of such notice). The failure by the Employee to include in the notice any fact or circumstance which contributes to a showing of Involuntary Termination shall not wave any right of the Employee hereunder or preclude the Employee from asserting such fact or circumstance in enforcing his right hereunder.

     9.  Arbitration.  At the option of either party, any and all disputes or
         -----------
controversies whether of law or fact and of any nature whatsoever arising from or respecting this Agreement shall be decided by arbitration by the American Arbitration Association in accordance with the rules and regulations of that Association.

     The arbitrator shall be selected as follows: in the event the Company and the Employee agree on one arbitrator, the arbitration shall be conducted by such arbitrator. In the event the Company and the Employee do not do agree, the Company and the Employee shall each select one independent, qualified arbitrator and the two arbitrators so selected shall select the third arbitrator. The Company reserves the right to object to any individual arbitrator who shall be employed by or affiliated with a competing organization.

     Arbitration shall take place at San Jose, California, or any other location mutually agreeable to the parties. At the request of either party, arbitration proceedings will be conducted in the utmost secrecy; in such case all documents, testimony and records shall be received, heard and maintained by the arbitrators in secrecy under seal, available for the inspection only of the Company or the Employee and their respective attorneys and their respective experts who shall agree in advance and in writing to receive all such information confidentially and to maintain such information in secrecy until such information shall become generally known. The arbitrator, who shall act by majority vote, shall be able to decree any and all relief of an equitable nature, including but not limited to such relief as a temporary restraining order, a temporary and/or a permanent injunction, and shall also be able to award damages, with, or without an accounting and costs, provided that punitive damages shall not be awarded. The decree or judgment of an award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

     Reasonable notice of the time and place of arbitration shall be given to all persons, other than the parties, as shall be required by law, in which case such persons or those authorized representatives shall have the right to attend and/or participate in all the arbitration hearings in such manner as the law shall require.

     10.  Miscellaneous Provisions.
          ------------------------

         (a)  No Duty to Mitigate.  The Employee shall not be required to
              -------------------
mitigate the amount of any payment contemplated by this Agreement, nor shall any such payment be reduced by any earnings that the Employee may receive from any other source.

         (b)  Waiver.  No provision of this Agreement shall be modified, waived
              ------
or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and by an authorized officer of the Company (other than the Employee). No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

         (c)  Whole Agreement.  No agreements, representation or understandings
              ---------------
(whether oral or written and whether express or implied) which are not expressly set forth in this Agreement have been made or entered into by either party with respect to the subject matter hereof.

         (d)  Choice of Law.  The validity, interpretation, construction and
              -------------
performance of this Agreement shall be governed by the laws of the State of California.

         (e)  Severability.  The invalidity or unenforceability of any
              ------------
provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

         (f)  No Assignment of Benefits.  The rights of any person to payments
              -------------------------
or benefits under this Agreement shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection (f) shall be void.

         (g)  Employment Taxes.  All payments made pursuant to this Agreement
              ----------------
will be subject to withholding of applicable income and employment taxes.

         (h)  Assignment by Company.  The Company may assign its rights under
              ---------------------
this Agreement to an affiliate, and an affiliate may assign its rights under this agreement to another affiliate of the Company or to the Company; provided, however, that no assignment shall be made if the net worth of the assignee is less than the net worth of the Company at the time of the assignment. In the event of any such assignment, the term "Company" when used in a section of this Agreement shall mean the corporation that actually employs the Employee.

         (i)  Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

COMPANY                           NOTIFY CORPORATION


                                  By:__________________________________

                                  Title:_______________________________

                                  Date:________________________________




EMPLOYEE                          _____________________________________

                                  _____________________________________
                                  Date: